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                                  EXHIBIT 99.2

                              PRAIRIE SECURITY BANK
                                 REVOCABLE PROXY

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                         SPECIAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, JANUARY 8, 1997
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                       PLEASE SIGN AND RETURN IMMEDIATELY

         The undersigned hereby appoints Michael Edwards, President, and Judy Nettleton, Corporate Secretary, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Prairie Security Bank ("PSB"), a Washington state chartered bank, held of record by the undersigned on ____________, 1996, at the Special Meeting of PSB Shareholders ("Special Meeting") to be held on Wednesday, January 8, 1997 at 6:00p.m. local time, at Yelm High School Auditorium, 1315 Yelm Avenue West, Yelm, Washington, and at any adjournments of the Special Meeting.

         1. MERGER AGREEMENT. A proposal to approve the merger of PSB with and into First Community Bank, a Washington state-chartered bank and wholly owned subsidiary of First Community Financial Group, Inc., a Washington corporation and bank holding company, as more fully set forth in the Plan and Agreement of Reorganization and Merger dated as of September 11, 1996, as amended and restated, and described in the accompanying Prospectus/Proxy Statement. [Check one.]

                      FOR             AGAINST          ABSTAIN
                    [     ]           [     ]          [     ]

         2. OTHER BUSINESS. Whatever other business may properly be brought before the Special Meeting or any adjournment thereof. PSB management knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, this proxy will be voted in accordance with the recommendations of management.

         This proxy confers authority to vote "for" and will be voted "for" the proposition listed unless authority is withheld or a vote against or an abstention is specified, in which case this proxy will be voted in accordance with the specification so made.

     Your Board of Directors recommends a vote "FOR" the listed proposition.

         If the undersigned (i) is present and elects to vote at the Special Meeting or at any adjournment of thereof, and (ii) notifies the Secretary of PSB at the Special Meeting of his or her decision to terminate this proxy, then the power of said attorneys and proxies will be terminated and have no further force or effect.

         The undersigned acknowledges receipt from PSB prior to the execution of this proxy, of the Notice of the Special Meeting, contained in the Prospectus/Proxy Statement dated ________________, 1996.

DATED:  _____________________, 1996


______________________________               ______________________________
PRINTED NAME OF SHAREHOLDER                  PRINTED NAME OF SHAREHOLDER


______________________________               ______________________________
SIGNATURE OF SHAREHOLDER                     SIGNATURE OF SHAREHOLDER

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                    Number of Shares Held __________________

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            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
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